UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2024
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DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia		1-9819		52-1549373
(State or other jurisdiction of incorporation)		(Commission File Number)		(IRS Employer Identification No.)
4991 Lake Brook Drive, Suite 100
Glen Allen,	Virginia			23060-9245
(Address of principal executive offices)				(Zip Code)
		(804)	217-5800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DX	New York Stock Exchange
6.900% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share	DXPRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

Appointment of Co-Chief Executive Officers

On July 18, 2024, the board of directors (the “Board”) of Dynex Capital, Inc. (the “Company”) appointed Smriti L. Popenoe, the Company’s current President and Chief Investment Officer, as the Company’s Co-Chief Executive Officer and co-principal executive officer, effective as of July 22, 2024, to serve alongside Byron L. Boston, the Company’s current Chairman of the Board and Chief Executive Officer. Ms. Popenoe’s new title is Co-Chief Executive Officer, President, Chief Investment Officer and Director, and Mr. Boston’s new title is Co-Chief Executive Officer and Chairman of the Board.

The biographies of Ms. Popenoe and Mr. Boston are contained in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on March 28, 2024 (the “Definitive Proxy Statement”). There are no arrangements or understandings between Ms. Popenoe or Mr. Boston and any other person pursuant to which they have been selected as the Company’s Co-Chief Executive Officers, and there are no family relationships between Ms. Popenoe or Mr. Boston and any of the Company’s other executive officers or directors. Other than with respect to the compensation matters described below, there are no transactions between either Ms. Popenoe or Mr. Boston and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Appointment of Chief Operating Officer

Also on July 18, 2024, the Board appointed Robert S. Colligan, the Company’s current Executive Vice President, Chief Financial Officer and Secretary, as the Company’s Chief Operating Officer, effective as of July 22, 2024. Mr. Colligan will also continue to serve as the Chief Financial Officer and Secretary and will continue to be the Company’s principal financial and accounting officer.

The biography of Mr. Colligan is contained in the Definitive Proxy Statement. There is no arrangement or understanding between Mr. Colligan and any other person pursuant to which he has been selected as the Company’s Chief Operating Officer, and there are no family relationship between Mr. Colligan and any of the Company’s other executive officers or directors. Other than with respect to the compensation matters described below, there are no transactions between Mr. Colligan and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Updated Employment Agreements

In order to reflect the changes in position described above and certain amendments to the terms consistent with such changes in position, on July 18, 2024, the Board approved updated employment agreements for Ms. Popenoe (the “Popenoe Agreement”), Mr. Colligan (the “Colligan Agreement”) and Mr. Boston (the “Boston Agreement,” and together with the Popenoe Agreement and the Colligan Agreement, the “Employment Agreements”). Each of the updated Employment Agreements is effective as of July 22, 2024. The Popenoe Agreement and the Boston Agreement supersede their current employment agreements with the Company, each dated October 27, 2023, and the Colligan Agreement supersedes his current employment agreement with the Company, dated July 18, 2022 (collectively, the “Prior Agreements”). Ms. Popenoe’s and Mr. Boston’s Prior Agreements are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to the Current Report on Form 8-K filed on October 30, 2023, and Mr. Colligan’s Prior Agreement is filed as Exhibit 10.1 to the Current Report on Form 8-K filed on July 18, 2022. The updated Employment Agreements have substantially the same terms as the Prior Agreements, except as noted below.

The Popenoe Agreement and Boston Agreement each continue to provide for an initial term ending October 27, 2026 and the Colligan Agreement provides for an initial term ending December 31, 2027, which terms will be extended automatically for an additional year at the end of the initial term and each year thereafter, unless either the Company or the executive gives written notice of non-renewal at least 90 days prior to the end of the then-current term. As in the Prior Agreements, upon a Change in Control (as defined in the Employment Agreements), the term of each Employment Agreement will be extended automatically for a period of two years, unless the Change in Control occurs during the initial term and there are more than two years remaining in the initial term.

The Boston Agreement continues to reflect Mr. Boston’s current annual base salary at the rate of $900,000, and the Popenoe Agreement and the Colligan Agreement reflect increases in Ms. Popenoe’s and Mr. Colligan’s annual base salaries to $900,000 for Ms. Popenoe (increased from $800,000, effective July 22, 2024) and to $560,000 for Mr. Colligan (increased from $500,000, as of July 22, 2024), respectively. The executives’ base salaries may be increased or decreased, but not below the current annual base salaries without the executive’s consent, and may not be decreased following a Change in Control. Each executive is eligible to receive annual cash incentive awards pursuant to the Dynex Capital, Inc. Annual Cash Incentive Plan (or any successor plan). The Popenoe Agreement and the Boston Agreement continue to reflect Ms. Popenoe’s and Mr. Boston’s current minimum target annual cash incentive award of 200% of the executive’s annual base salary and current maximum annual cash incentive award of not less than 400% of the executive’s annual base salary. The Colligan Agreement reflects an increase in his minimum target annual cash incentive award for Mr. Colligan from 150% to 175% of his annual base salary and an increase in his maximum annual cash incentive award from not less than 300% to not less than 350% of his annual base salary. Each executive is also eligible to receive annual long-term incentive awards pursuant to the Company’s 2020 Stock and Incentive Plan (or any successor plan) at the minimum target amount of $3,100,000 for Mr. Boston (consistent with his Prior Agreement), $3,100,000 for Ms. Popenoe (increased from $2,200,000) and 250% of his base salary for Mr. Colligan (increased from $652,500). The actual amounts of the annual cash incentive awards and long-term incentive awards may be more or less than target, but not above the maximum.

Each executive remains eligible for the employee and executive benefits and fringe benefits described in the applicable Prior Agreement.

Under the Employment Agreements, each executive’s employment may be terminated by the Company with or without Cause (as defined in the Employment Agreements). If an executive resigns for Good Reason (as defined in the Employment Agreements) or his or her employment is terminated by the Company without Cause (other than due to death or disability), then the executive is entitled to receive the severance pay and benefits described in the applicable Prior Agreement. The Employment Agreements contain “double trigger” provisions for enhanced severance in a Change in Control context as provided in the Prior Agreements. If an executive’s employment terminates due to death or disability, their Employment Agreements provide for the payments and equity vesting provided in the Prior Agreements. Payment of severance payments (other than in the event of death) remains contingent on the executive signing an effective release in favor of the Company and its affiliates.

For purposes of Section 280G of the Internal Revenue Code, the Employment Agreements continue to provide for a “best net” approach, under which Change in Control severance benefits will be reduced to avoid the golden parachute excise tax under Section 4999 of the Internal Revenue Code only if such a reduction would cause the executive to receive more after-tax compensation than without a reduction. The Popenoe Agreement and the Boston Agreement continue to provide for certain reimbursement of attorneys’ fees as in the Prior Agreements.

Under the Employment Agreements, the executives continue to be subject to certain restrictive covenants in favor of the Company as in the Prior Agreements. The Employment Agreements provide for a clawback of incentive compensation to the extent required by federal or state law or regulation or stock exchange requirement or pursuant to an applicable clawback policy adopted by the Board from time to time.

The foregoing summary of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, and upon filing will be incorporated herein by reference.

Item 8.01    Other Events

On July 22, 2024, the Company issued a press release announcing the appointment of Ms. Popenoe and Mr. Boston to serve as the Co-Chief Executive Officers of the Company and the appointment of Mr. Colligan to serve as the Chief Operating Officer of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release, dated July 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	July 22, 2024	By:	/s/ Robert S. Colligan
Robert S. Colligan
Chief Financial Officer, Chief Operating Officer and Secretary (Principal Financial Officer)